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                                                                      EXHIBIT 21

                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1999

                                                                STATE OF
                              NAME                            INCORPORATION
                 ---------------------------------------      -------------
PARENT           MGM Grand, Inc.                              Delaware

SUBSIDIARIES     MGM Grand Hotel, Inc.                        Nevada
                 Destron, Inc.                                Nevada
                 MGM Grand Australia Pty, Ltd.                Australia
                 MGM Grand Merchandising, Inc.                Nevada
                 MGM Grand Monorail, Inc.                     Nevada
                 MGM Grand Atlantic City, Inc.                New Jersey
                 MGM Grand Development, Inc.                  Nevada
                 MGM Grand Detroit, Inc.                      Delaware
                 MGM Grand Detroit, LLC                       Delaware
                 MGM Dist., Inc.                              Nevada
                 MGM Grand Diamond, Inc.                      Nevada
                 MGMGMR Acquisition, Inc.                     Nevada
                 Primadonna Resorts, Inc.                     Nevada
                 New York-New York Hotel and Casino, LLC      Nevada